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                                                                     Exhibit 2.2



                                AMENDMENT NO. 1

                                    to the

                PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

                                 by and among

                            SCC ACQUISITION CORP.,

                                  TMS, INC.,

                       SEQUOIA COMPUTER CORPORATION, and

                                 DANA R. ALLEN

     AMENDMENT NO. 1 (the "Amendment") dated as of December 6, 1995 to the Plan of Reorganization and Agreement of Merger dated as of November 7, 1995 (the "Agreement"), by and among SCC Acquisition Corp., an Oklahoma corporation ("SAC"), TMS, Inc., an Oklahoma corporation ("TMS"), Sequoia Computer Corporation, a California corporation ("Sequoia"), and Dana R. Allen ("Seller"). Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

     WHEREAS, SAC, TMS, Sequoia and Seller desire to amend the Agreement, as more fully set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree to amend the Agreement as follows:

     1. Section 10.01(b) of the Agreement is hereby amended to read in its entirety as follows:

               "(b) By either SAC or Sequoia, upon written notice to the other, if the conditions to such party's obligations to consummate the Merger, in the case of SAC, as provided in Section 8.01, or, in the case of Sequoia, as provided in Section 8.02, cannot reasonably be satisfied on or before March 31, 1996, unless the failure of a condition is the result of the material breach of this Agreement by the party seeking to terminate."

     2. Section 8.01(g) of the Agreement is hereby amended to read in its entirety as follows:
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               "(g)  SAC shall have received, no later than sixty (60) days from the date of this Agreement, confirmation of the satisfaction of the conditions specified in Section 8.02(j); and"

     3. Section 8.01(i) of the Agreement is hereby amended to read in its entirety as follows :

               "(i) No later than sixty (60) days following the date of this Agreement. TMS shall have obtained proxies from Sequoia Shareholders (other than the Seller) to vote no less than Twenty-Five Thousand (25,000) shares of Sequoia Common Stock owned by them in favor of the Merger, subject to the satisfaction of the conditions set forth in
          Section 8.02; and"

     4. Section 8.02(j) of the Agreement is hereby amended to read in its entirety as follows:

               "(j) No later than sixty (60) days following the date of this Agreement, Sequoia shall have received an opinion of Counsel to Sequoia, that the Merger satisfies the requirements of Section 368 of the Code; and "

     5. All references to "Fellers, Snider, Blankenship, Bailey & Tippens, P.C." in the Agreement are hereby deleted and in place thereof is the name "Phillips, McFall, McCaffrey, McVay & Murrah, P.C.," having an address of 12th Floor, 211 N. Robinson, Oklahoma City, Oklahoma 73102.

     6. Except as amended hereby, all provisions of the Agreement shall remain in full force and effect.

     7. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

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     IN WITNESS THEREOF, the parties have executed this Amendment to the
Agreement as of the date first above written.

                                           SCC ACQUISITION CORP.


                                       By:   /s/  Maxwell Steinhardt
                                          ---------------------------------
                                             Maxwell Steinhardt, President
ATTEST:

   /s/  Deborah D. Mosier
--------------------------------
Deborah D. Mosier, Secretary

                                             TMS, INC.


                                       By:  /s/  Maxwell Steinhardt
                                          ---------------------------------
                                            Maxwell Steinhardt, President

ATTEST:

   /s/  Deborah D. Mosier
--------------------------------
Deborah D. Mosier, Assistant Secretary

                                            SEQUOIA COMPUTER
                                             CORPORATION


                                       By:  /s/  Dana R. Allen
                                          ---------------------------------
                                            Dana R. Allen, President

ATTEST:

   /s/  Susan Allen
--------------------------------
Susan Allen, Secretary

                                            SELLER


                                            _______________________________
                                            Dana R. Allen

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